UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Uni-Pixel, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE:

On May 18, 2017, Uni-Pixel, Inc. issued a press release announcing that its annual meeting of stockholders has been recessed until 9:00 am Pacific time, on Tuesday, May 23, 2017. A copy of the press release is included below.

UniPixel, Inc. Recesses Annual Meeting Until May 23, 2017

For Immediate Release

Contact:

Joe Diaz, Robert Blum, Joe Dorame

Lytham Partners, LLC

602-889-9700

unxl@lythampartners.com

Santa Clara, CA – May 18, 2017 – UniPixel, Inc. (Nasdaq: UNXL) today announced that its Annual Meeting of Stockholders has been recessed to provide stockholders additional time to consider the proposals outlined in the Company’s proxy materials, including information regarding “Authorized Share Failures” under warrants issued in November 2015 for which there are currently an inadequate number of authorized shares available in the amount of almost 15 million shares to issue shares upon exercise of such warrants in their entirety, cast votes, and to ensure accurate tabulation of those votes. The Annual Meeting will reconvene at 9:00 am Pacific time on May 23, 2017 at the corporate office of UniPixel at 4699 Old Ironsides Drive, Suite 300, Santa Clara, California, 95054. Polls will remain open and votes will be accepted on the proposals until 9:17 a.m. Pacific time on Tuesday, May 23, 2017.

UniPixel’s Board of Directors continues to recommend that all UniPixel stockholders approve each proposal presented at the Annual Meeting. UniPixel stockholders of record at the close of business on March 23, 2017 are entitled to vote at the Annual Meeting.

If stockholders have already voted against any proposal, they have every right and the ability to change their vote, in order to vote in favor of the proposals.

In connection with the annual meeting, UniPixel filed a definitive proxy statement with the SEC on April 7, 2017, and commenced mailing the notice and form of proxy to the stockholders of UniPixel. Before making any voting decision relating to the proposals at the annual meeting, UniPixel’s stockholders are urged to read the definitive proxy statement in addition to this additional soliciting material. Additional information about UniPixel may be obtained by contacting Christine A. Russell, Chief Financial Officer and Corporate Secretary of Uni-Pixel, Inc., 4699 Old Ironsides Drive, Suite 300, Santa Clara, California 95054, telephone number (408) 675-5079, or by visiting UniPixel’s website at www.unipixel.com. UniPixel’s SEC filings and press releases can be found under the Investors tab.

About UniPixel

UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touch screen and flexible electronics markets. The Company’s roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended including the statement regarding the stockholder vote at the annual stockholder meeting. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. UniPixel operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

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